                                                                   Exhibit 10.12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAD BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                         [LETTERHEAD BRIO TECHNOLOGY]


                         Consulting Services Agreement

--------------------------------------------------------------------------------


     This Agreement is made by and between Brio Technology, Inc. with headquarters at 3430 West Bayshore, Palo Alto, CA 94303-4605 (hereinafter, "Brio"), and


             Name:    TriNet VCO
                      ----------------------
             Address: 101 Callan Ave.
                      ----------------------
                      San Leandro, CA  94577
                      ----------------------
          Phone:      (510) 352-5000
                      --------------
          Fax:        (510) 352-6480
                      --------------

(hereinafter, "Customer").



     By signing this agreement the parties agree to the terms and conditions set forth on this page and on the attached pages.  The Effective Date of this

Agreement shall be the latter of the dates on which it is signed.


Executed by Customer                 Executed by BRIO Technology, Inc.


/s/ Steve Carlson                    /s/ Tamara MacDuff
--------------------                 --------------------------
Authorized Signature                 Authorized Signature

Name: Steve Carlson                  Name: Tamara MacDuff
      -------------                        --------------

Title: Chief Information Officer     Title: Vice President Finance
       -------------------------            ----------------------

Date: November 9, 1999               Date: November 29, 1999
      ----------------                     -----------------


                                               Michelle Hoppe
                                         Associate Corporate Counsel



Brio Professional Services Agreement   1 of 4

In consideration of the promises contained in this Agreement, BRIO agrees to perform certain services subject to the terms and conditions set forth below and in the Statement of Work attached as an exhibit and incorporated into this Agreement by reference.

1. Statement of Work. The services which BRIO is to provide under this Agreement are outlined in the Statement of Work (Exhibit A-1 et. seq.).
                                                              -------
Persons performing the services hereunder will observe any specified Customer facility rules and regulations.

2. Fees. The compensation to be paid BRIO pursuant to this Agreement shall be in consideration for all services rendered. BRIO will be paid as specified in the software agreement.

3. Term. The term of this Agreement will begin on the Effective Date and continue until terminated. Either party may terminate a Statement of Work under this Agreement or the Agreement itself with or without cause at any time by giving the other party 30 days' written notice of termination.

Upon the termination of a Statement of Work or of this Agreement for any or for no reason, neither party will be liable to the other because of such termination for damages on account of the loss of prospective profits, good will, or on account of expenditures, leases or commitments in connection with the business of Customer or of BRIO, or for any other reason whatsoever flowing from such expiration or termination.

The following obligations will survive termination of this Agreement for any reason: (a) obligations relating to nonuse and nondisclosure of confidential information; (b) provisions relating to ownership and nonsolicitation; and (c) obligations to make payments of amounts that are due under this Agreement.

4. Ownership. Customer shall have an unlimited non-exclusive license, in perpetuity, to use the work defined in Exhibit A for Customer under this Agreement. Nothing in this Agreement, however, shall be deemed to limit BRIO's ability to develop and market functionally comparable products or work deliverables based on the same general concepts, techniques and routines. Nothing in this Agreement, shall be construed to convey to Customer any rights of ownership in and to BRIO's software products, training materials, or consulting methods. All right, title, and interest therein shall at all times remain the property of BRIO or of BRIO's licensor.

5. Nondisclosure. BRIO agrees that any specifications, information or data furnished to BRIO under this Agreement will remain Customer's property and, if labeled "confidential" or "proprietary," BRIO agrees to treat such materials as confidential information, both during and after the term of this Agreement. As a result of this Agreement, BRIO may also provide Customer with similar confidential information. For convenience, such nonpublic information will be referred to as "Confidential Information."

Each party agrees that it will not use or duplicate any Confidential Information provided hereunder unless such use or duplication is necessary to implement this Agreement. Each party it will use all reasonable efforts to ensure against disclosure or distribution of any Confidential Information to any third party, except as specifically authorized by the owner in writing.

Confidential Information shall not include information which (a) is or becomes publicly available through no act or omission of the receiving party; (b) was in the receiving party's lawful possession prior to the disclosure and had not been obtained either directly or indirectly from that party; (c) is lawfully disclosed to the receiving party by a third party without restriction on disclosure; (d) is furnished by the owning party to a third party without restrictions on disclosure; or (e) is independently developed by the receiving party.



Brio Professional Services Agreement   2 of 4

6. Independent Contractor. Both parties agree that BRIO is an independent contractor and, as such, neither BRIO not its personnel shall be considered employee(s) of Customer. As a consequence, Customer is neither liable nor responsible for withholding or deducting any sums for federal or state income taxes, social security, health, workers compensation, and disability insurance coverage, pension or retirement plan, or the like.

7. Nonsolicitation. During the term of this Agreement and for a period of one year thereafter, Customer agrees that it will not solicit for hire, on behalf of Customer or any other organization, any employee of BRIO, unless Customer has first obtained BRIO's written consent.

8.    Reference.  BRIO may use Customer's company name as a reference.

9. Warranty and Disclaimer of Warranties. BRIO warrants that its services will be of a professional quality conforming to generally accepted industry standards and practices.

THE WARRANTY AND CONDITION INDICATED ABOVE IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF ANTICIPATED REVENUE OR LOSS RESULTING FROM BUSINESS DISRUPTION), OR DAMAGE TO SYSTEMS, DATA, OR PROGRAMS, RELATED TO, RESULTING FROM, OR ARISING AS A RESULT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no case will BRIO's liability to Customer exceed the amounts paid by Customer to BRIO hereunder.

11. Taxes. Customer agrees to pay any and all federal, state, or local sales, use, or property taxes, but excluding income taxes, that may become due in connection with the services rendered by BRIO, unless Customer certifies an exemption. Customer shall have the right to contest the amount or validity of any imposition of taxes by appropriate legal proceedings; however, upon the termination of such proceedings, Customer shall pay the contested items and any interest or penalties in the event they are held valid.

12. Insurance. BRIO is responsible for maintaining insurance to protect itself from the following: (a) claims and/or workers compensation or state disability acts; (b) claims for damages because of bodily injury, sickness, or death of any of its employees or any other person which arise out of any negligent act or omission of BRIO, its employees or agents, if any; and (c) claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom, which arise from any negligent act or omission of BRIO, its employees or agents, if any.

13. Equal Employment Opportunity. BRIO agrees that it does not and will not discriminate against any employee or applicant for employment because of race, color, religion, age, sex, disability, national origin, or sexual orientation.

14. Governing Law. This Agreement shall be construed according to the substantive laws of California, USA, excluding provisions relating to conflicts of law.

15. Changes. If Customer wishes BRIO to perform additional items, or to make changes to the Statement of Work attached hereto, Customer will notify BRIO in writing. BRIO shall, upon Customer's written request, provide an estimate of the cost and schedule impact of performing changing or delivering the Statement of Work, which estimate will be provided within a mutually agreed time frame. BRIO will take no further action with respect to any addition or change to the Statement of Work until BRIO receives written authorization from Customer and the parties execute an appropriate amendment to the relevant Statement of Work. Brio shall be under no obligation to carry out such work, at its sole discretion. If Customer fails to meet any Customer Responsibilities as defined in the Statement of Work, and such failure affects BRIO's costs or schedule or precludes further work by BRIO on the Project until the Customer Responsibilities are met, then BRIO will notify Customer in writing and thereafter, BRIO and Customer will promptly cooperate to make an appropriate written amendment to the Statement of Work.


Brio Professional Services Agreement   3 of 4

16. General Terms. This Agreement is intended to be the complete agreement between the parties concerning the services to be performed. It may be modified only in writing by both parties. In the event that any provision of this Agreement is found to be invalid or unenforceable, it will be enforced to the extent permissible and the remainder of this Agreement will remain in full force and effect. Any notices required hereunder will be in writing and delivered personally, by prepaid U.S. certified mail (return receipt requested), or by prepaid express courier. Any terms and conditions which are included on Customer's purchase order in connection with this Agreement shall be void and of no force and effect unless expressly accepted in writing.



Brio Professional Services Agreement   4 of 4

                        [LETTERHEAD OF BRIO TECHNOLOGY]

                                  Exhibit A-1
                               Statement of Work


This Statement of Work is made a part of the Consulting Services Agreement dated________(the "Agreement") by and between Brio Technology, Inc. ("BRIO") and TriNet VCO ("Customer"). This Statement of Work describes the consulting services to be provided by BRIO to Customer.

Project Description
--------------------
1. Consulting Services to be performed:             Brio will provide to customer consulting services to develop, test and rollout the first phase of the Self Service Report System initiative. A detailed description of this project and the requirements is provided in the proposal for Brio Professional Services dated October 28, 1999.

2. Consulting Rate:                                 .  Customer will pay BRIO the following rates for consulting services:
                                                        .  Brio.Portal Specialist - rate of US [ * ] per hour
                                                        .  Brio.Report Specialist - rate of US [ * ] per hour

                                                    Rates do not include travel and living expenses which will be billed separately.

3. Approximate Engagement Schedule:
                                                    .   Consultants commencing on or about November 15, 1999 and ending on or about December 14, 1999.

4. Number of Hours:                                 Not to exceed [ * ] hours for the Brio.Portal Specialist.  Not to exceed [ * ]
                                                    hours for the Brio.Report Specialist.

5. Consulting Fee:                                  US [ * ], plus actual and reasonable expenses

In the event that BRIO ceases to provide services to Customer for any reason, this Statement of Work will be terminated. In such event, any remaining consulting hours under the maximum number above will not be used and work will cease.

CUSTOMER                                BRIO TECHNOLOGY

Signed: /s/ Steve Carlson               Signed: /s/ Tamara MacDuff
        -----------------                       ------------------

Name: Steve Carlson                     Name: Tamara MacDuff
      -------------                           --------------

Title: Chief Information Officer        Title: Vice President Finance
       -------------------------               ----------------------
Date: November 9, 1999                  Date: November 29, 1999
      ----------------                        -----------------
                                        Agreement No. _______                   Michelle Hoppe
                                                                                Associate Corporate Counsel


------------------------------------------------------------------------------------------------------------

[ * ] Confidential Treatement Requested

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